EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

inTEST REPORTS 2019 FIRST QUARTER FINANCIAL RESULTS

MOUNT LAUREL, NJ, May 9, 2019 - inTEST Corporation (NYSE American: INTT), a global supplier of precision-engineered solutions for use in manufacturing and testing across a wide range of markets including automotive, defense/aerospace, energy, industrial, semiconductor and telecommunications, today announced financial results for the quarter ended March 31, 2019.

2019 First Quarter Summary

($ in Millions, Except Per Share Data)	Three Months Ended
	3/31/2019	12/31/2018	3/31/2018
Total Bookings	$11.9	$18.4	$20.6

Non Semi Bookings - $	$6.3	$7.6	$8.1
Non Semi Bookings - % of Total Bookings	53%	41%	39%

Net Revenues	$18.1	$18.4	$18.9

Non Semi Net Revenues - $	$8.0	$8.1	$8.3
Non Semi Net Revenues - % of Total Net Revenues	44%	44%	44%

Gross Margin - $	$8.8	$9.0	$9.4
Gross Margin - %	49%	49%	50%

Net Earnings (Loss) (GAAP) (1)	$1.1	$(0.8)	$0.4
Net Earnings (Loss) per diluted share (GAAP) (1)	$0.11	$(0.08)	$0.04

Adjusted Net Earnings (Non-GAAP) (2)	$1.5	$2.3	$2.3
Adjusted Net Earnings per diluted share (Non-GAAP) (2)	$0.14	$0.23	$0.22

EBITDA (Non-GAAP) (2)	$2.0	$2.8	$3.1

	As of
	3/31/2019	12/31/2018	3/31/2018
Cash and cash equivalents	$8.2	$17.9	$14.4

(1)

Net Earnings (Loss) (GAAP) and Net Earnings (Loss) per diluted share (GAAP) include the impact of increases in the liability for contingent consideration of $2.8 million in the fourth quarter of 2018 and $1.7 million in the first quarter of 2018.

(2)	Further information can be found under “Non-GAAP Results”. See also the reconciliation of GAAP measures to non-GAAP measures that accompanies this earnings release.

“We reported solid results for the first quarter, which, despite a downturn in the semiconductor market, were in-line with our guidance,” commented inTEST President & CEO James Pelrin. “On a sequential basis, consolidated first quarter net revenues were down marginally, primarily attributable to semiconductor ATE weakness, while both gross margin and non-semi revenues were consistent with that reported for the previous quarter. The decline in the first quarter’s consolidated bookings primarily reflects the cyclical and seasonal softening in the semiconductor market in both the ATE submarket and front end manufacturing, where over half of the Company’s business is derived. Orders were also affected by reduced demand in some of our non-semi markets, specifically telecom optical transceivers, which we believe primarily reflects technological changes occurring in that market.”

Mr. Pelrin added, “In our Thermal segment, defense/aerospace and industrial customers continue to expand their capital equipment needs by purchasing a variety of thermal equipment; and we continue to advance our footprint in induction heating, developing a new materials handling application at an existing integrator. Our EMS segment acquired two new customers during the quarter, an OEM that is developing a new 5G test system and an Asia-based OSAT (Outsourced Semiconductor Assembly and Test).”

2019 Second Quarter Financial Outlook

inTEST’s guidance for the 2019 second quarter includes both GAAP and non-GAAP estimates. A reconciliation between these GAAP and non-GAAP financial measures is included below.

Actual results may differ materially as a result of, among other things, the factors described under “Forward-Looking Statements” below.

inTEST expects that net revenues for the second quarter of 2019 will be in the range of $14.0 million to $15.0 million and that on a GAAP basis, net loss per diluted share will range from $(0.02) to $(0.08). On a non-GAAP basis, adjusted net earnings (loss) per diluted share is expected to be in the range of adjusted net earnings of $0.01 to an adjusted net loss of $(0.05). This outlook is based on the Company’s current views with respect to operating and market conditions and customers’ forecasts, which are subject to change.

Mr. Pelrin added, “Typically, demand in our non-semiconductor related business is application based, with considerable customer fluctuation which can cause variation in our results. Likewise, demand in our semiconductor business can shift abruptly, also causing significant variation in our results. We believe we have optimized our business segments such that regardless of changes in demand we can respond to the cyclicality and market corrections that are the nature of our industry. While our guidance for the second quarter reflects our reduced order intake in the first quarter, consistent with many others in the industry we expect to show improvement in each subsequent quarter.”

Mr. Pelrin concluded, “True to our strategy, we are expanding inTEST beyond our roots in semiconductors to be a broader-based supplier to multiple industries, and have structured the Company for both operational and financial efficiency enabling us to navigate variable market conditions. We are leading our business with the same passion for meeting customer challenges and the operational excellence that has come to define our company. We continue to excel with our capabilities to deliver precision-engineered thermal, mechanical and electronic solutions, and we believe we are well positioned to participate as the currently weak semiconductor industry rebounds.”

2019 First Quarter Conference Call Details

inTEST management will host a conference call on Thursday, May 9, 2019 at 5:00 pm Eastern Standard Time. The conference call will address the Company’s 2019 first quarter financial results and management’s current expectations and views of the industry. The call may also include discussion of strategic, operating, product initiatives or developments, or other matters relating to the Company’s current or future performance. To access the live conference call, please dial (334) 323-0509 or (800) 667-5617. The Passcode for the conference call is 6320562. Please reference the inTEST 2019 Q1 Financial Results Conference Call.

2019 First Quarter Live Webcast Details

inTEST Corporation will provide a webcast in conjunction with the conference call. To access the live webcast, please visit inTEST’s website www.intest.com under the “Investors” section.

2019 First Quarter Replay Details (Webcast)

A replay of the webcast will be available on inTEST’s website for one year following the live broadcast. To access the webcast replay, please visit inTEST’s website www.intest.com under the “Investors” section.

Submit Questions

In advance of the conference call, and for those investors accessing the webcast, inTEST Corporation welcomes individual investors to submit their questions via email to lguerrant@guerrantir.com. The Company will address as many questions as possible on the conference call.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, we also disclose non-GAAP performance measures. These non-GAAP performance measures include adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA. Adjusted net earnings (loss) is derived by adding acquired intangible amortization, adjusted for the related income tax expense, to net earnings (loss) and removing any change in the fair value of our contingent consideration liability from net earnings (loss). Adjusted net earnings (loss) per diluted share is derived by dividing adjusted net earnings (loss) by diluted weighted average shares outstanding. Adjusted EBITDA is derived by adding interest expense, income tax expense, depreciation and acquired intangible amortization, to net earnings (loss) and removing any change in the fair value of our contingent consideration liability from net earnings (loss). These results are provided as a complement to the results provided in accordance with GAAP. Adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA are non-GAAP performance measures presented to provide investors with meaningful, supplemental information regarding our baseline performance before acquired intangible amortization charges and changes in the estimate of future consideration that may be paid out related to prior acquisitions as these expenses or income items may not be indicative of our current core business or future outlook. These non-GAAP performance measures are used by management to make operational decisions, to forecast future operational results, and for comparison with our business plan, historical operating results and the operating results of our peers. A reconciliation from net earnings (loss) and net earnings (loss) per diluted share to adjusted net earnings (loss) and adjusted net earnings (loss) per diluted share and from net earnings (loss) to adjusted EBITDA, which are discussed in this earnings release, is contained in the tables below. The non-GAAP performance measures discussed in this earnings release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About inTEST Corporation

inTEST Corporation is a global supplier of precision-engineered solutions for use in manufacturing and testing across a wide range of markets including automotive, defense/aerospace, energy, industrial, semiconductor and telecommunications. Backed by decades of engineering expertise and a culture of operational excellence, we solve difficult thermal, mechanical and electronic challenges for customers worldwide while generating strong cash flow and profits. Our strategy uses these strengths to grow and increase shareholder value by maximizing our businesses and by identifying, acquiring and optimizing complementary businesses.

For more information visit www.intest.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements do not convey historical information, but relate to predicted or potential future events and financial results, such as statements of our plans, strategies and intentions, or our future performance or goals, that are based upon management's current expectations. Our forward-looking statements can often be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “will,” “should,” “plans,” “projects,” “forecasts,” “outlook,” or “anticipates” or similar terminology. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. In addition to the factors mentioned in this press release, such risks and uncertainties include, but are not limited to, indications of a change in the market cycles in the semiconductor and ATE markets or other markets we serve; changes in business conditions and general economic conditions both domestically and globally; changes in the demand for semiconductors, generally; the success of our strategy to diversify our business by entering markets outside the semiconductor or ATE markets; the possibility of future acquisitions or dispositions and the successful integration of any acquired operations; the ability to borrow funds or raise capital to finance major potential acquisitions; changes in the rates of, and timing of, capital expenditures by our customers; progress of product development programs; increases in raw material and fabrication costs associated with our products; and other risk factors set forth from time to time in our SEC filings, including, but not limited to, our periodic reports on Form 10-K and Form 10-Q. Any forward-looking statement made by inTEST in this press release is based only on information currently available to inTEST and speaks to circumstances only as of the date on which it is made. inTEST undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

Contacts
inTEST Corporation	Investors:
Hugh T. Regan, Jr.	Laura Guerrant-Oiye, Principal
Treasurer and Chief Financial Officer	Guerrant Associates
Tel: 856-505-8999	lguerrant@guerrantir.com
Tel: (808) 960-2642

– tables follow –

SELECTED FINANCIAL DATA

(Unaudited)

(In thousands, except per share data)

Condensed Consolidated Statements of Operations Data:

	Three Months Ended
	3/31/2019	12/31/2018	3/31/2018

Net revenues	$18,062	$18,435	$18,871
Gross margin	8,836	9,004	9,395
Operating expenses:
Selling expense	2,374	2,306	2,476
Engineering and product development expense	1,284	1,175	1,296
General and administrative expense	3,737	3,158	2,990
Adjustment to contingent consideration liability	-	2,828	1,726
Operating income (loss)	1,441	(463)	907
Other income (expense)	21	(34)	75
Earnings (loss) before income tax expense	1,462	(497)	982
Income tax expense	324	295	601
Net earnings (loss)	1,138	(792)	381

Net earnings (loss) per share – basic	$0.11	$(0.08)	$0.04
Weighted average shares outstanding – basic	10,385	10,367	10,326

Net earnings (loss) per share – diluted	$0.11	$(0.08)	$0.04
Weighted average shares outstanding – diluted	10,414	10,367	10,365

Condensed Consolidated Balance Sheets Data:

	As of:
	3/31/2019	12/31/2018	3/31/2018

Cash and cash equivalents	$8,191	$17,861	$14,438
Trade accounts receivable, net	10,161	10,563	11,524
Inventories	7,146	6,520	6,668
Total current assets	26,261	35,621	33,287
Net property and equipment	2,620	2,717	2,403
Total assets	61,442	67,187	65,433
Accounts payable	2,508	1,787	3,280
Accrued expenses	4,575	6,764	4,752
Total current liabilities	11,546	21,418	15,638
Noncurrent liabilities	5,778	2,889	9,967
Total stockholders' equity	44,118	42,880	39,828

Reconciliation of Net Earnings (Loss) (GAAP) to Adjusted Net Earnings (Non-GAAP) and Net Earnings (Loss) Per Share – Diluted (GAAP) to Adjusted Net Earnings Per Share – Diluted (Non-GAAP):

	Three Months Ended
	3/31/2019	12/31/2018	3/31/2018

Net earnings (loss) (GAAP)	$1,138	$(792)	$381
Acquired intangible amortization	317	317	216
Contingent consideration liability adjustment	-	2,828	1,726
Tax adjustments	(5)	(4)	(11)
Adjusted net earnings (Non-GAAP)	$1,450	$2,349	$2,312

Diluted weighted average shares outstanding	10,414	10,396	10,365

Net earnings per share – diluted:
Net earnings (loss) (GAAP)	$0.11	$(0.08)	$0.04
Acquired intangible amortization	0.03	0.03	0.02
Contingent consideration liability adjustment	-	0.28	0.16
Tax adjustments	-	-	-
Adjusted net earnings per share – diluted (Non-GAAP)	$0.14	$0.23	$0.22

Reconciliation of Net Earnings (Loss) (GAAP) to Adjusted EBITDA (Non-GAAP):

	Three Months Ended
	3/31/2019	12/31/2018	3/31/2018

Net earnings (loss) (GAAP)	$1,138	$(792)	$381
Acquired intangible amortization	317	317	216
Interest expense	-	-	-
Income tax expense	324	295	601
Depreciation	181	184	189
Contingent consideration liability adjustment	-	2,828	1,726
Adjusted EBITDA (Non-GAAP)	$1,960	$2,832	$3,113

Supplemental Information – Reconciliation of Second Quarter 2019 Estimated Net Loss Per Share – Diluted (GAAP) to Estimated Adjusted Net Earnings (Loss) Per Share – Diluted (Non-GAAP):

	Low	High

Estimated net loss per share – diluted (GAAP)	$(0.02)	$(0.08)
Acquired intangible amortization	0.03	0.03
Contingent consideration liability adjustment	-	-
Tax adjustments	-	-
Estimated adjusted net earnings (loss) per share – diluted (Non-GAAP)	$0.01	$(0.05)

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